Exhibit 99.3
Bryon Look CFO July 31st 2007

Transforming the company for sustainable revenue growth and profitability Achieving Business Model Investing to Grow Efficient Utilization of Assets Key Financial Themes

Q2 2007 Revenues $670 million Storage 66% of Total Revenues Grow Revenues Across All Key Businesses Business Overview Storage Systems $185M Consumer $21M Mobility $91M Networking $112M Storage Semi $255M IP $6M

Return to Double Digit OI%* ASAP New Target GM* 47% Drive both revenue growth & improvements in cost structure Reduce manufacturing costs Optimize spending R&D* 20% Drive both revenue growth & improvements in cost structure Reduce manufacturing costs Optimize spending SG&A* 10% Drive both revenue growth & improvements in cost structure Reduce manufacturing costs Optimize spending Op Inc* 17% Drive both revenue growth & improvements in cost structure Reduce manufacturing costs Optimize spending *Excluding special items Achievable Business Model Target

Revenue: A Solid Base for Growth As We Go Forward

	Headwind for 2007 Y/Y Growth	2008 Growth Drivers
Storage Systems	None	Entry systems; SW attach rate; Growth in mid-range; Customer expansion
Storage Semiconductors	~$130M of Maxtor revenue in 2006; $0 in 2007	Expecting share gains at existing and new customers in HDD; ROC ramp; SAS expanders
Networking	~$200M of legacy declines in 2007 versus 2006	Growth expected in investment areas, tempered by <$100M of legacy declines; Q207 was the bottom for Networking revenues
Mobility	None	Growth in GPRS/EDGE and increasing ramp of 3G
Consumer	~$85M of Digital Audio revenues in 2006; ~$15M in 2007	Sold business to Magnum Semiconductor
IP	$120M of IP revenues in 2006 affected by merger related effects of approximately $60M/year	Expect growth from a lower base as we close new deals; Larger patent portfolio

5

LSI

How Actions Taken Margin Improvement Variable mfg. cost model Increase cost synergies Increase revenue Singapore/Thailand transition Utilize purchasing scale R&D Efficiency Focus investment Reduced infrastructure Portfolio rationalization Low cost geo R&D Eliminate duplicate investments Completed sale of Consumer business Leverage SG&A Reduce overlap SG&A synergies accelerated Sales restructuring Improving Financial Performance: Semiconductors

How Actions Taken Margin Improvement Variable mfg cost model Increase software content Improving operations Outsource production StoreAge acquisition Hard tooled chassis R&D Efficiency IP Re-use Increase low cost geo HC Leverage ODMs Entry systems leverage common IP >200 HC in India in '06 ODM projects launched Leverage SG&A Reduce overlap and streamline operations Converged ERP systems Improving Financial Performance: Storage Systems

2006 2007 Cash $1158 M 2007 Convertible Notes $272 M, 4.0% coupon, repaid Q4 '06 2009 Convertible Notes $370 M, 6.5% coupon 2010 Convertible Notes $350 M, 4.0% coupon Net Cash $438 M * Net cash Q2 2007 reflects merger with Agere & share repurchase Cash $1158M Share Repurchase Convertible Notes $720M Capital Structure 0 200 400 600 800 1000 1200 1400 Q2 Q3 Q4 Q1 Q2

Q2 2007 Actual Anticipated Trend Revenue $670M Gross Margin* 41% Operating Expenses* $291M Capital Expenses $20M Depreciation and Amortization $24M Net Income* $(14)M Operating Cash Flow $30M Free Cash Flow** $10M *Non-GAAP; **Free cash flow is cash flow from operations less capital expenditures Delivering Increased Cash Flow Solid Cash Earnings Growth Anticipated

Item Philosophy Operational Liquidity Working capital to ensure continued operations & optimize business opportunities without undue risk Continuously monitor business, industry & capital markets volatility Growth Capital Inorganic investments to expand growth Acquisition of StoreAge to expand data management & protection software offering (Q4 2006) Acquisition of SiliconStor to expand SAS/SATA storage product offering (Q1 2006) Debt Reduction Manage cost of capital, debt/equity, credit rating $272M repayment of 2007 Convertible Notes Q4'06 Addition of 2009 Agere Convertible Notes Q2'07 Share Repurchases Efficiently return excess capital to shareholders Repurchase shares, subject to market conditions Executed $500M in share repurchase (~8% of outstanding shares) Cash Management

Projected revenues of $675 million to $705 million Expect growth in each of our businesses GAAP net loss of 9 - 15 cents per diluted share Net income, excluding special items, in the range of 2 - 5 cents per diluted share Third Quarter 2007 Business Outlook

Transforming the company for sustainable revenue growth and profitability Achieving Business Model Investing to Grow Efficient Utilization of Assets Summary